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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Amphenol Corporation on Form S-3 of our reports dated January 14, 2003, (which reports express an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142) included in the Annual Report on Form 10-K/A of Amphenol Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Hartford, Connecticut
January 2, 2004

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INDEPENDENT AUDITORS' CONSENT